Exhibit 99.1

Jessica Hansen, Director of Investor Relations

301 Commerce Street, Ste. 500, Fort Worth, Texas 76102

817-390-8200

September 7, 2012

D.R. HORTON, INC. ANNOUNCES NEW SENIOR UNSECURED REVOLVING BANK CREDIT FACILITY

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, announced that it has entered into a five-year $125 million senior unsecured revolving credit facility with The Royal Bank of Scotland plc. The facility has an uncommitted $375 million accordion feature which could increase the facility to $500 million, subject to certain conditions and availability of additional bank commitments. The facility includes a letter of credit sublimit equal to 50% of the revolving credit commitment, for an initial sublimit of $62.5 million.

The facility includes financial covenants that currently require the Company to maintain a minimum level of tangible net worth and a leverage ratio below a maximum level. The pricing schedule for outstanding commitments, borrowings and letters of credit is based on the Company’s leverage ratio.

Donald R. Horton, Chairman of the Board, said, “We are excited about the profitable growth opportunities we are seeing across our homebuilding markets, and believe this is an opportune time to add a revolving credit facility to our capital structure. We appreciate The Royal Bank of Scotland’s commitment to D.R. Horton and its support of our business.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on homes closed in the twelve-month period ended June 30, 2012. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 75 markets in 26 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that the facility could increase to $500 million, subject to certain conditions and availability of additional bank commitments.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: a downturn in the homebuilding industry, including deterioration in industry or broader economic conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing, increases in mortgage interest rates and the effects of government programs; the level of success of our strategies in responding to conditions in the industry; the impact of an inflationary or deflationary environment; changes in general economic, real estate and other business conditions; the risks associated with our inventory ownership position in changing market conditions; supply risks for land, materials and labor; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize the full amount of our deferred income tax asset; our ability to utilize the full amount of our tax losses, which could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

www.drhorton.com